Exhibit 10.47

Supplementary Agreement

to the Tenancy Agreement of 28.06.2000 and 06.07.2000

between

Paeschke Immobilien- und Vermögensverwaltungen GmbH & Co. KG,

Elisabeth-Selbert-Strasse 9, 40764 Langenfeld,

represented by

Paeschke Haus- und Grundstücksverwaltungen GmbH,

Elisabeth-Selbert-Strasse 9, 40764 Langenfeld,

- Landlord -

and

CpG ImmunoPharmaceuticals GmbH,

Max-Volmer-Strasse 4, 40724 Hilden

represented by

Dr. Joachim Schorr, Managing Director

- Tenant -

As a result of the additional fixtures specified after the Agreement was concluded, the rent per sq.m. rented area increases by DM 1.62. This equals a rent increase of:

787.00 sq.m. x DM 1.62/sq.m. net rent	DM	1,275.00
Plus the current value-added tax of 16%	DM	204.00

Additional monthly gross rent	DM	1,479.00

In addition to the rented area stipulated in the Tenancy Agreement, a 64.66 sq.m. area, developed according to the Tenant’s specifications, has been rented by the Tenant on the basis of the following conditions.

The monthly net rent for this additional
rented space amounts to	DM	1,776.00
The current attendant costs are	DM	194.00

Sub-total	DM	1,970.00
Plus the current value-added tax of 16%	DM	315.20

Additional monthly gross rent	DM	2,285.20

Otherwise, the terms of the Tenancy Agreement apply to their full extent.

Net rent for the offices per month:
DM 20,343.95 + DM 1,275.00 + DM 1,776.00	DM	23,394.95
In words:
twenty-three thousand three hundred and ninety four
Outside car parks	DM	300.00
Attendant costs (§ 1) DM 2,361.00 + DM 194.00	DM	2,555.00

Sub-total	DM	26,249.95
Current value-added tax of 16%	DM	4,199.99

Total gross rent	DM	30,449.94

Langenfeld, dated 21.12.2000	Hilden, dated 22.12.2000

((stamp and signature))	((stamp and signature))

Landlord	Tenant